Exhibit 99.1

NASDAQ: CCLD

CareCloud Delivers Most Profitable Quarter in Company History: Record GAAP Net Income, Record GAAP EPS and Record adjusted EBITDA

SOMERSET, N.J., November 5, 2026 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: CCLD) (“CareCloud” or the “Company”), a leader in AI-powered healthcare technology and revenue cycle management solutions for medical practices and health systems nationwide, today announced record financial results for the quarter ended September 30, 2026. CareCloud delivered the highest quarterly profitability in its history: record GAAP net income of $4.7 million, up 54% year over year from $3.1 million; record GAAP EPS of $0.10, up 150% from $0.04; and record adjusted EBITDA of $9.9 million, up 28% from $7.7 million in the third quarter of 2025.

Third Quarter 2026 Highlights

●	Revenue of $33.7 million, compared to $31.1 million in Q3 2025, an increase of 9% year over year

●	Record GAAP net income of $4.7 million, compared to $3.1 million in Q3 2025, an increase of 54% year over year

●	Record net income attributable to common shareholders of $4.2 million, compared to $1.7 million in Q3 2025, an increase of 147% year over year

●	Record GAAP EPS of $0.10 per share, compared to $0.04 per share in Q3 2025, an increase of 150% year over year

●	Record adjusted EBITDA of $9.9 million, compared to $7.7 million in Q3 2025, an increase of 28% year over year

Year-to-date 2026 Highlights

●	Revenue of $96.9 million, compared to $86.1 million in the same period last year, an increase of 13%

●	GAAP net income of $6.8 million, compared to $7.9 million in the same period last year

●	Net income attributable to common shareholders of $3.9 million, compared to $2.4 million in the same period last year

●	GAAP EPS of $0.09 per share, compared to GAAP EPS of $0.07 per share in the same period last year

●	Adjusted EBITDA of $21.2 million, compared to $19.9 million in the same period last year

Recent Accomplishments

●	Record Quarterly Profitability. Q3 set all-time quarterly records across several key profitability measures including: GAAP net income of $4.7 million, GAAP EPS of $0.10 and adjusted EBITDA of $9.9 million (a 29% margin), up 54%, 150% and 28% year over year, respectively. Q3 GAAP EPS alone matched CareCloud’s GAAP EPS for all of 2025. Q3 was the Company’s 10th consecutive quarter of positive GAAP net income.

●	Reduced debt by $7.4 million, including a $0.8 million prepayment. On May 15, 2026, CareCloud redeemed all of its Series B Preferred Stock for $41.6 million with proceeds from its credit facility, replacing perpetual preferred stock with lower-cost debt that amortizes monthly. As of November 2, the term loan stands at $34.2 million. Additionally, the $9 million borrowed on the line of credit was repaid. The Company intends to make additional prepayments on the term loan as cash flow permits.

●	AI and Automation driving efficiency. CareCloud has built AI into its claims processing. Over the past three months, it cut manual claim touches by 44% in the division that serves the majority of its RCM clients, allowing teams to handle more volume without adding headcount.

●	Compliance as a cross-sell engine. Empower, acquired in May 2026, recently reversed more than $1 million in alleged payers overpayments for a client, and has already opened doors to new CareCloud RCM signings with an MSO and a wound care practice. On October 21, CareCloud appointed Empower founder Mitchell Brie, CHC, as Chief Compliance Officer to scale compliance services across its more than 40,000 providers, and plans to launch a SaaS compliance offering in late Q4 2026.

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Management Commentary

“Record GAAP net income, record GAAP EPS and record adjusted EBITDA: the third quarter was the most profitable in CareCloud’s history, and the $0.10 we earned per share in a single quarter matched what we earned in all of 2025. With ten consecutive profitable quarters behind us, we are putting those earnings to work, paying down debt every month while investing in the AI-enabled solutions, compliance platform and cross-selling opportunity across the customer base that will drive our next phase of growth. That momentum is why we are reaffirming our full-year guidance.”

— Stephen Snyder, Chief Executive Officer, CareCloud

“LailaCare shows what our AI strategy looks like in practice: we are building AI-enabled workflows for enterprise clients, and we recognized our first revenue from that work this quarter. Inside our own operations, AI and automation have cut manual claim touches by 44% in just three months, so our teams handle more volume with the same headcount, and that efficiency helped power this quarter’s record adjusted EBITDA. Our focus now is converting those capabilities into cross-sell revenue across our client base.”

— A. Hadi Chaudhry, Chief Strategy Officer, CareCloud

“Record earnings and a simpler capital structure are working together for common shareholders. Net income attributable to common shareholders more than doubled to $4.2 million year over year, and the cash our business produces is steadily reducing our debt, so more of CareCloud’s value belongs to our shareholders every quarter.”

— Bonnie Boyer, Chief Financial Officer, CareCloud

2026 Outlook: Priorities remain clear

Third quarter adjusted EBITDA grew 28% year over year to a record $9.9 million, alongside record GAAP net income and GAAP EPS. Third quarter revenue less direct operating costs rose to 50.5% of revenue from 47.8%, driven by a shift toward higher-margin offerings and a more efficient core business. We are investing in organic growth through AI-enabled technology and process transformation for enterprise clients, our planned late-Q4 SaaS compliance launch, and cross-selling across more than 40,000 providers, while using free cash flow to reduce debt.

The Company is reaffirming its guidance for calendar year 2026.

For the Fiscal Year Ending December 31, 2026	Full Year 2026 Guidance
Revenue	$128 – $132 million
Adjusted EBITDA	$29 – $31 million
GAAP Net Income Per Share (EPS)	$0.20 – $0.23

Revenue guidance is based on management’s expectations for contributions from existing clients, together with cross-selling and other organic and inorganic growth. GAAP EPS guidance of $0.20–$0.23 represents a 100-130% increase from the $0.10 achieved in full year 2025. Adjusted EBITDA guidance of $29–$31 million represents growth of approximately 5–13% over 2025 actuals of $27.5 million. The Company’s ability to achieve guidance is contingent, among other things, on the continued performance of its existing and new customers, and an impairment to the relationship of one or more of these customers could have a material adverse effect on the Company’s performance.

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Conference Call Information

CareCloud management will host a live conference call today, November 5, 2026, at 8:30 a.m. Eastern Time to discuss third quarter 2026 results and the Company’s 2026 strategy.

Webcast: ir.carecloud.com/events

Dial-in (Audio Only): 201-389-0920 | Reference: “CareCloud, Inc. Third Quarter 2026 Results Conference Call.”

Replay Dial-in: 412-317-6671 | Access Code: 13762600 (available approximately 3 hours after the call).

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

Follow CareCloud on LinkedIn, X and Facebook.

For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Contacts

Company Contact:	Investor Contact:

Bonnie Boyer	Stephen Snyder
Chief Financial Officer	Chief Executive Officer
CareCloud, Inc.	CareCloud, Inc.
bboyer@carecloud.com	ir@carecloud.com

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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CARECLOUD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025

($ in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$4,636	$3,117
Restricted cash	-	500
Accounts receivable - net	16,529	15,062
Contract asset	3,063	3,664
Inventory	512	507
Current assets - related party	16	16
Prepaid expenses and other current assets	3,636	2,872
Total current assets	28,392	25,738
Property and equipment - net	6,836	7,775
Operating lease right-of-use assets	5,245	3,106
Intangible assets - net	14,261	18,968
Goodwill	31,631	31,442
Other assets	734	569
TOTAL ASSETS	$87,099	$87,598
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,204	$6,937
Accrued compensation	3,859	4,136
Accrued expenses	5,703	5,970
Operating lease liability	1,677	927
Deferred revenue	3,944	4,148
Term and other loans	10,597	728
Contingent consideration	256	909
Dividend payable	392	668
Total current liabilities	32,632	24,423
Term and other loans	26,698	441
Contingent consideration	192	232
Operating lease liability	3,835	2,187
Deferred revenue	1,023	809
Deferred tax liability	95	-
Total liabilities	64,475	28,092
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 984,530 shares at September 30, 2026 and December 31, 2025. Series B, issued and outstanding 0 and 1,511,372 shares at September 30, 2026 and December 31, 2025, respectively.	1	2
Common stock, $0.001 par value - authorized 85,000,000 shares. Issued 43,289,658 and 43,178,748 shares at September 30, 2026 and December 31, 2025, respectively. Outstanding 42,548,859 and 42,437,949 shares at September 30, 2026 and December 31, 2025, respectively.	43	43
Additional paid-in capital	76,196	119,936
Accumulated deficit	(49,061)	(55,832)
Accumulated other comprehensive loss	(3,893)	(3,981)
Less: 740,799 common shares held in treasury, at cost at September 30, 2026 and December 31, 2025	(662)	(662)
Total shareholders’ equity	22,624	59,506
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$87,099	$87,598

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

($ in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
NET REVENUE	$33,725	$31,067	$96,875	$86,076
OPERATING EXPENSES:
Direct operating costs	16,709	16,224	51,016	46,168
Selling and marketing	1,305	1,123	4,019	3,372
General and administrative	4,951	4,887	15,817	13,577
Research and development	1,052	1,584	5,662	3,839
Change in contingent consideration	(32)	-	(9)	-
Depreciation and amortization	3,165	4,022	10,933	10,741
Restructuring costs	-	17	-	154
Total operating expenses	27,150	27,857	87,438	77,851
OPERATING INCOME	6,575	3,210	9,437	8,225
OTHER:
Interest income	81	95	164	188
Interest expense	(1,801)	(147)	(2,674)	(273)
Other (expense) income - net	(1)	(55)	125	(104)
INCOME BEFORE PROVISION FOR INCOME TAXES	4,854	3,103	7,052	8,036
Income tax provision	127	43	281	126
NET INCOME	$4,727	$3,060	$6,771	$7,910

Preferred stock dividend	538	1,365	2,844	5,541
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,189	$1,695	$3,927	$2,369

Net income per common share: basic and diluted	$0.10	$0.04	$0.09	$0.07
Weighted-average common shares used to compute basic and diluted income per share	42,528,315	42,368,914	42,498,112	36,236,128

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

($ in thousands)

	2026	2025
OPERATING ACTIVITIES:
Net income	$6,771	$7,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,083	10,936
Lease amortization	1,317	1,319
Provision for expected credit losses	409	343
Provision for deferred income taxes	95	-
Foreign exchange loss	13	60
Interest accretion	1,254	326
Change in contingent consideration	(9)	-
Stock-based compensation expense	193	307
Changes in operating assets and liabilities:
Accounts receivable	(1,876)	(796)
Contract asset	601	461
Inventory	(5)	(31)
Other assets	(812)	(2,581)
Accounts payable and other liabilities	(2,684)	2,124
Deferred revenue	(23)	(492)
Net cash provided by operating activities	16,327	19,886
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,265)	(2,655)
Capitalized software and other intangible assets	(3,146)	(2,505)
Payments for acquisitions	(967)	(16,040)
Net cash used in investing activities	(5,378)	(21,200)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(6,974)	(4,821)
Payment of contingent consideration	(677)	(53)
Payment of tax withholding on stock issued to employees	(2)	(22)
Proceeds from term loan	39,756	-
Repayments of term and other loans	(3,874)	(378)
Redemption of Series B Preferred Stock	(38,169)	-
Proceeds from line of credit	9,000	8,343
Repayments of line of credit	(9,000)	(1,843)
Net cash (used in) provided by financing activities	(9,940)	1,226
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND RESTRICTED CASH	10	16
NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	1,019	(72)
CASH AND RESTRICTED CASH - Beginning of the period	3,617	5,145
CASH AND RESTRICTED CASH - End of the period	$4,636	$5,073
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred stock and accrued dividends to common stock	$-	$2,435
Dividends declared, not paid	$392	$714
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$171	$172
Interest	$1,376	$64

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands)
Net revenue	$33,725	$31,067	$96,875	$86,076

GAAP net income	4,727	3,060	6,771	7,910

Provision for income taxes	127	43	281	126
Net interest expense	1,720	52	2,510	85
Foreign exchange loss / other expense	7	60	93	120
Stock-based compensation expense	65	88	193	307
Depreciation and amortization	3,189	4,022	10,957	10,741
Change in contingent consideration	(32)	-	(9)	-
Transaction and integration costs	77	391	401	414
Restructuring costs	-	17	-	154
Adjusted EBITDA	$9,880	$7,733	$21,197	$19,857

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Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands)
Net revenue	$33,725	$31,067	$96,875	$86,076

GAAP net income	4,727	3,060	6,771	7,910
Provision for income taxes	127	43	281	126
Net interest expense	1,720	52	2,510	85
Other expense (income) - net	1	55	(125)	104
GAAP operating income	6,575	3,210	9,437	8,225
GAAP operating margin	19.5%	10.3%	9.7%	9.6%

Stock-based compensation expense	65	88	193	307
Amortization of purchased intangible assets	939	794	2,812	1,076
Transaction and integration costs	77	391	401	414
Change in contingent consideration	(32)	-	(9)	-
Restructuring costs	-	17	-	154
Non-GAAP adjusted operating income	$7,624	$4,500	$12,834	$10,176
Non-GAAP adjusted operating margin	22.6%	14.5%	13.2%	11.8%

Non-GAAP Adjusted Net Income to GAAP Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income and GAAP net income per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands )
GAAP net income	$4,727	$3,060	$6,771	$7,910

Foreign exchange loss / other expense	7	60	93	120
Stock-based compensation expense	65	88	193	307
Amortization of purchased intangible assets	939	794	2,812	1,076
Transaction and integration costs	77	391	401	414
Change in contingent consideration	(32)	-	(9)	-
Restructuring costs	-	17	-	154
Income tax expense related to goodwill	45	-	95	-
Non-GAAP adjusted net income	$5,828	$4,410	$10,356	$9,981

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income attributable to common shareholders, per share	$0.10	$0.04	$0.09	$0.07
Impact of preferred stock dividend	0.01	0.03	0.07	0.12
Net income per end-of-period share	0.11	0.07	0.16	0.19

Foreign exchange loss / other expense	0.00	0.00	0.00	0.00
Stock-based compensation expense	0.00	0.00	0.00	0.01
Amortization of purchased intangible assets	0.03	0.02	0.07	0.03
Transaction and integration costs	0.00	0.01	0.01	0.01
Change in contingent consideration	0.00	-	0.00	-
Restructuring costs	-	0.00	-	0.00
Income tax expense related to goodwill	0.00	-	0.00	0.00
Non-GAAP adjusted earnings per share	$0.14	$0.10	$0.24	$0.24

End-of-period common shares	42,548,859	42,397,039	42,548,859	42,397,039

For purposes of determining non-GAAP adjusted earnings per share, the Company used the number of common shares outstanding as of September 30, 2026 and 2025. Non-GAAP adjusted earnings per share does not take into account dividends declared or earned on preferred stock.

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP “free cash flow” to our GAAP net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands)
Net cash provided by operating activities	$5,643	$7,365	$16,327	$19,886

Purchases of property and equipment	(328)	(869)	(1,265)	(2,655)
Capitalized software and other intangible assets	(1,526)	(828)	(3,146)	(2,505)
Free cash flow	$3,789	$5,668	$11,916	$14,726

Net cash used in investing activities [1]	$(2,140)	$(17,697)	$(5,378)	$(21,200)
Net cash (used in) provided by financing activities	$(12,264)	$4,920	$(9,940)	$1,226

1. Net cash in investing includes payments for acquisitions, purchases of property and equipment and capitalized software and other intangible assets. Purchases of property and equipment and capitalized software and other intangible assets are included in our computation of free cash flow.

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Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, restructuring costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss/other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Contingent consideration. Contingent consideration represents the portion of consideration payable to the seller of some of our acquisitions, the amount of which is based on the achievement defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Income tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

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